Exhibit 10.43

CURTISS-WRIGHT CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

As Amended, effective January 1, 2010

ARTICLE I

PURPOSE

          1.01 The purpose of this Curtiss-Wright Corporation Employee Stock Purchase Plan (the “Plan”) is to provide employees of Curtiss-Wright Corporation (the “Company”) and its Subsidiary Corporations with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of common stock of the Company (“Company Stock”). It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

ARTICLE II

DEFINITIONS

          2.01 “Account” means the account maintained on behalf of each Participant by the Administrator for the purpose of investing in Company Stock and engaging in other transactions permitted under the Plan;

          2.02 “Administrator” means the same as Plan Administrator defined in Section 2.18.

          2.03 “Board” means the Board of Directors of the Company;

          2.04 “Committee” means the individuals appointed by the Board to administer the Plan;

          2.05 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the rules, regulations and interpretations promulgated thereunder;

          2.06 “Company” means the Curtiss-Wright Corporation and its Subsidiary Corporations;

          2.07 “Company Stock” means Company common stock and such other securities as may be substituted (or resubstituted) for Company Stock pursuant to Section 11.05;

          2.08 “Compensation” means cash remuneration that is paid to the Employee by the Company (or an affiliate) during the calendar year for the performance of services and includible in gross income, including, and limited to, gross base salary, Code Section 125 elective payroll deduction contributions; elective payroll deduction contributions made under this Plan; and elective payroll deduction contributions made under any qualified retirement plan;

          2.09 “Effective Date” means December 1, 2003, subject to approval by the holders of the majority of the common stock present and represented at a special or annual meeting of the shareholders held on or before such date. If the Plan is not so approved, the Plan shall not become effective;

          2.10 “Employee” means any active employee of the Company or a Subsidiary Corporation;

          2.11 “Enrollment Date” means the first day of the next regularly scheduled payroll period for the Company or a Subsidiary Corporation, as applicable;

          2.12 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time;

          2.13 “Exercise Date” means the last day of each Offering Period;

          2.14 “Fair Market Value” means the fair market value of a share of Company Stock, which, as of any given date, shall be the average of the highest and lowest sales prices of a share of Company Stock reported on a consolidated basis for securities listed on the New York Stock Exchange for trades on the date as of which such value is being determined or, if that day is not a Trading Day, then on the latest previous Trading Day;

          2.15 “Offering Period” means the approximate period established by the Committee, not to exceed 27 months;

          2.16 “Participant” means any Employee who (i) is eligible to participate in the Plan under Section 3.01 hereof and (ii) elects to participate;

          2.17 “Plan” means the Curtiss-Wright Corporation Employee Stock Purchase Plan;

          2.18 “Plan Administrator” means the person or entity designated by the Company to act as administrator for the Plan or any successor thereto;

          2.19 “Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Company Stock on the Exercise Date;

          2.20 “Reserves” means the number of shares of Company Stock covered by all options under the Plan which have not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but which have not yet become subject to options; and

          2.21 “Subsidiary Corporation” means any corporation (other than the Company) in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

          3.01 An Employee may become a Participant in the Plan by giving instructions authorizing payroll deductions to the Administrator in such manner and form as prescribed by the Administrator no later than 15 days prior to the first day of an Offering Period (unless a later time for filing such instructions is set by the Committee for all Employees with respect to a given Offering Period). Payroll deductions for an Employee shall commence with the first payroll period that begins at least 15 days following the date such instructions are received by the Administrator.

          3.02 Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan to the extent that:

          (a) immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (determined under the rules of Section 424(d) of the Code); or

          (b) immediately after the grant, such Employee’s right to purchase Company Stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any Subsidiary Corporation would accrue at a rate which exceeds $25,000 in fair market value of such Company Stock (determined at the time such option is granted) for each calendar year in which such option would be outstanding at any time.

ARTICLE IV

OFFERINGS

          4.01 The Plan will be implemented by offerings of Company Stock established by the Committee, not to exceed 27 months. The Committee shall have the power to change the beginning date, ending date, and duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided that Offering Periods will in all cases comply with applicable limitations under Section 423(b)(7) of the Code.

ARTICLE V

PAYROLL DEDUCTIONS

          5.01 A Participant may elect to have deductions made for each payroll period during an Offering Period in an amount equal to any whole percentage from 1% to 10% of his or her Compensation received for the payroll period; provided, that the maximum amount of payroll deductions may not exceed $21,250 for each year. To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase contained herein, a Participant’s payroll deductions may be decreased to 0% during any Offering Period which is scheduled to end during any calendar year, such that the aggregate of all payroll deductions accumulated with respect to such calendar year is no greater than $21,250; and provided, further that no Participant may purchase more than 10,000 shares of Company Stock during any offering period. The Company, in its discretion, may increase and decrease the maximum percentage amount (but not the maximum dollar amount) without formally amending the plan; provided, however, the maximum percentage amount shall be a uniform percentage of Compensation for all Participants.

          5.02 An individual Account shall be maintained by the Administrator for each Participant in the Plan. All payroll deductions made for a Participant shall be credited to his or her Account. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 7.03. No interest shall accrue or be paid on any payroll deductions or any other amounts credited to a Participant’s Account.

          (a) A Participant may discontinue his or her participation in the Plan or may decrease the rate of his or her payroll deductions during the Offering Period by giving instructions authorizing a change in payroll deduction rate to the Administrator in such manner and form as prescribed by the Administrator.

          (b) A Participant may increase the rate of his or her payroll deductions prior to an Offering Period by giving instructions authorizing a change in payroll deduction rate to the Administrator within 15 days prior to the first day of the Offering Period in such manner and form as prescribed by the Administrator. The change in rate shall become effective with the first payroll period that begins at least 15 days following the date such instructions are received by the Administrator. A Participant’s payroll deduction authorization agreement shall remain in effect for successive Offering Periods until the Participant provides new instructions to the Administrator or terminates employment as provided in Section 7.02.

          5.03 If at any time the number of shares of Company Stock available for purchase under the Plan is insufficient to grant to each Participant the right to purchase the full number of shares to which he otherwise would be entitled, then each Participant will have the right to purchase that number of available shares of Company Stock that is equal to the total number of available shares of Company Stock multiplied by a fraction, the numerator of which is the amount of Compensation credited to the Participant’s Account for the Offering Period, and the denominator of which is the total amount of Compensation credited to the Accounts of all Participants for the Offering Period.

ARTICLE VI

GRANT AND EXERCISE OF OPTION

          6.01 On the first day of each Offering Period, each Employee participating in such Offering Period shall be deemed to have been granted an option to purchase on the Exercise Date of such Offering Period, at the applicable Purchase Price, up to a number of shares of Company Stock determined by dividing such Employee’s payroll deductions credited to his or her Account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3.02 and 8.01. Exercise of the option shall occur as provided in Section 6.02, unless the Participant has withdrawn the amount credited to his or her Account upon withdrawal from the Plan pursuant to Section 7.01 or such amount has been distributed to the Participant upon termination of employment pursuant to

Section 7.02. To the extent not exercised, the option shall expire on the last day of the Offering Period.

          6.02 A Participant’s option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares (including fractional shares) subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions credited to his or her Account.

          6.03 During a Participant’s lifetime, options held by such Participant shall be exercisable only by that Participant and are not transferable other than by will or by the laws of descent and distribution.

          (a) At or as promptly as practicable after the Exercise Date for an Offering Period, the Company shall deliver the shares of Company Stock purchased to the Administrator for deposit into the Participants’ Accounts.

          (b) Cash dividends on any Company Stock credited to a Participant’s Account will be automatically reinvested in additional shares of Company Stock; such amounts will not be available in the form of cash to Participants. All cash dividends paid on Company Stock credited to a Participant’s Account will be paid over by the Company to the Administrator at the dividend payment date. The Administrator will aggregate all purchases of Company Stock in connection with the Plan for a given dividend payment date. Purchases of Company Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The Administrator will make such purchases, as directed by the Committee, either (i) in transactions on any securities exchange upon which Company Stock is traded, or (ii) directly from the Company at 100% of the Fair Market Value of a share of Company Stock on the dividend payment date. Any shares of Company Stock distributed as a dividend or distribution in respect of shares of Company Stock or in connection with a split of the Company Stock credited to a Participant’s Account will be credited to such Account. In the event of any other non-cash dividend or distribution in respect of Company Stock credited to a Participant’s Account, the Administrator will, if reasonably practicable and at the direction of the Committee, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional shares of Company Stock in the same manner as cash paid over to the Administrator for purposes of dividend reinvestment.

          (c) Each Participant will be entitled to vote the number of shares of Company Stock credited to his or her Account (including any fractional shares credited to such Account) on any matter as to which the approval of the Company’s stockholders is sought.

          6.04 (a) During the first two years from the first day of an Offering Period, a Participant may sell, but may not transfer or withdraw, the shares of Company Stock acquired during such Offering Period and credited to his or her Account. During such two-year period, all sales of shares of Company Stock acquired during the Offering Period shall only be effectuated by the Administrator on the Participant’s behalf.

          (b) Following the completion of two years from the first day of an Offering Period, a Participant may elect to withdraw from his or her Account shares of Company Stock acquired during such Offering Period or may elect to transfer such shares from his or her

Account to an account of the Participant maintained with a broker-dealer or financial institution. If a Participant elects to withdraw shares from his or her account, one or more certificates for whole shares shall be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Company Stock on the date of withdrawal. If shares of Company Stock are transferred from a Participant’s Account to a broker-dealer or financial institution that maintains an account for the Participant, only whole shares shall be transferred and cash in lieu of any fractional share shall be paid to such Participant based on the Fair Market Value of a share of Company Stock on the date of transfer. A Participant seeking to withdraw or transfer shares of Company Stock must give instructions to the Administrator in such form and manner as may be prescribed by the Administrator, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 10.05.

ARTICLE VII

WITHDRAWAL FROM PLAN AND TERMINATION OF EMPLOYMENT

          7.01 If a Participant decreases his or her payroll deduction rate to zero during an Offering Period, he or she shall be deemed to have withdrawn from participation in the Plan. Any payroll deductions credited to the Participant’s account will be used to exercise his or her option for the purchase of Company Stock on the next Exercise Date. Payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant provides to the Administrator new instructions authorizing payroll deductions. A Participant who withdraws from participation in the Plan may withdraw the Company Stock credited to his or her Account only as provided in Section 6.04.

          7.02 Upon a Participant’s termination of employment with the Company and all Subsidiary Corporations for any reason (including termination because of the Participant’s death), the payroll deductions credited to such Participant’s Account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 10.01, and such Participant’s option shall be automatically terminated. The Administrator shall continue to maintain the Participant’s Account until the earlier of such time as the Participant withdraws or transfers all Company Stock in the Account, which withdrawal or transfer shall be permitted only as provided in Section 6.04 or two years after the Participant ceases to be employed by the Company and its Subsidiary Corporations. At the expiration of such two-year period, the Administrator shall distribute to the Participant (or, if the termination of employment is because of death, to the person or persons entitled to the distribution under Section 10.01) the shares of Company Stock in the Participant’s Account in certificated form or transfer such shares of Company Stock from the Participant’s Account to an account of the Participant (or the Participant’s beneficiary) maintained with a broker-dealer or financial institution. The provisions of Section 6.04 shall apply to a distribution of shares of Company Stock on termination of employment under this Section 7.02.

          7.03 If a Participant goes on an authorized leave of absence for any reason, such Participant shall have the right to elect to: (a) withdraw all of the payroll deductions credited to the Participant’s Account, (b) discontinue contributions to the Plan but have the amount credited to his or her Account used to purchase Company Stock on the next Exercise

Date, or (c) remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence to the extent that amounts payable by the Company to such Participant are sufficient to meet such Participant’s authorized Plan deductions. Unless a Participant on an authorized leave of absence returns to employment with the Company or a Subsidiary Corporation within ninety (90) days after the first day of his or her authorized leave of absence, such Participant shall be deemed to have terminated employment and the provisions of Section 7.02 shall apply. Notwithstanding the above, if the authorized leave of absence exceeds 90 days and the Participant is guaranteed reemployment with the Company either by statute of by contract, the Participant shall not be deemed to have terminated employment on the ninety-first (91st) day.

          7.04 For the purposes of the Plan, a Participant’s employment with the Company or a Subsidiary shall be considered to have terminated effective on the last day of the Participant’s actual and active employment with the Company or Subsidiary, whether such day is selected by agreement with the Participant or unilaterally by the Company or Subsidiary and whether with or without advance notice to the Participant. For the avoidance of doubt, no period of notice that is given or ought to have been given under applicable law in respect of such termination of employment will be taken into account in determining entitlement under the Plan.

ARTICLE VIII

COMPANY STOCK

          8.01 Subject to adjustment as provided in Section 11.05 hereof, the maximum number of shares of Company Stock that shall be reserved for sale under the Plan shall be 500,000. Such shares shall be either authorized and unissued shares or shares which have been reacquired by the Company. If the total number of shares which would otherwise be subject to options granted during an Offering Period exceeds the number of shares of Company Stock then available under the Plan (after deduction of all shares of Company Stock for which options have been exercised or are then outstanding), the provisions of Section 5.03 shall apply. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

          8.02 The Participant will have no interest in Company Stock covered by his or her option until such option has been exercised.

ARTICLE IX

CHANGE IN CONTROL

          9.01 A “Change in Control” shall mean the occurrence during the term of the Agreement of:

          (a) An acquisition (other than directly from the Company) of any common stock of the Company (“Common Stock”) or other voting securities of the Company entitled to vote generally for the election of directors (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d–3 promulgated under the Exchange Act) of twenty percent (20%) or more of (i) the then outstanding shares of Common Stock, (ii) the combined voting power of the Company’s then outstanding Voting Securities or (iii) the voting power to elect a majority of the Company’s Board of Directors; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control; provided, further, however, that with respect to any acquisition of Beneficial Ownership Caroline W. Singleton, as the Sole Trustee of the Singleton Family Trust or the Singleton Group, L.L.C. (collectively referring to Caroline Singleton, Singleton Family Trust and Singleton Group L.L.C. as “Singleton”), the reference to twenty percent (20%) in this Section 17.6(a) and Section 17.6(c) shall be deemed to be twenty-two percent (22%) for purposes of Singleton. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Subsidiary”) (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined); or

          (b) The individuals who, as of June 1, 1998, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a–11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (c) The consummation of:

          (1) A merger, consolidation or reorganization to which the Company is a party or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where (i) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the combined voting power of the outstanding voting securities of the Surviving Corporation, and (iii) no Person other than (A) the Company, (B) any Subsidiary, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, the Surviving Corporation, or any Subsidiary, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities or its common stock.

          (2) A complete liquidation or dissolution of the Company; or

          (3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or a distribution to the Company’s shareholders); or

          (4) The sale or other disposition of all or substantially all of the assets of the Subsidiary which employs Executive to any Person (other than a transfer to a Subsidiary or a distribution to the Company’s shareholders);

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Company which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          9.02 In the event of a Change in Control, the Offering period shall terminate immediately, unless otherwise provided by the Committee.

ARTICLE X

ADMINISTRATION

          10.01 The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have full and discretionary authority to interpret and construe all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on the foregoing matters shall be final and conclusive. The Committee may, in its discretion, delegate some or all of its authority to one or more employees or officers of the Company.

          10.02 Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder, and any of the Company or its Subsidiaries. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

          10.03 Members of the Committee, and any officer or employee of the Company acting at the direction, or on behalf, of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

          10.04 The Administrator will act as administrator under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Administrator. The Administrator will establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.

          10.05 The costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, including annual fees of the Administrator and any brokerage fees and commissions for the purchase of Company Stock upon reinvestment of dividends and distributions. The foregoing notwithstanding, the Administrator may impose or pass through to the Participants a reasonable fee for the withdrawal of Company Stock in the form of stock certificates and reasonable fees for other services unrelated to the purchase of Company Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants. Under no circumstance shall the Company pay any brokerage fees and commissions for the sale of Company Stock acquired under the Plan by a Participant.

ARTICLE XI

MISCELLANEOUS

          11.01 Subject to applicable law, a Participant may file a written designation of a beneficiary who is to receive any shares and cash from the Participant’s Account under the Plan in the event of (a) such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to a distribution to such Participant of shares or cash then held in the Participant’s Account or (b) such Participant’s death prior to exercise of the option. The

Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, any shares or cash to be distributed on the Participant’s death shall be delivered to the Participant’s estate.

          11.02 Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an option or to receive Company Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution as provided in Section 11.01. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its sole discretion, treat such action as an election to withdraw funds.

          11.03 The Company or any designated Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, including any disposition of shares acquired under the Plan, and a Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding. At the time of a Participant’s exercise of an option or disposition of shares acquired under the Plan, the Company may require the Participant to make other arrangements to meet tax withholding obligations as a condition to exercise of rights or distribution of shares or cash from the Participant’s Account. In addition, a Participant may be required to advise the Company of sales and other dispositions of Company Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.

          11.04 All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

          11.05 Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, or other changes in corporate structure affecting the Company Stock, such adjustment shall be made in the aggregate number of shares of Company Stock which may be delivered under the Plan, and in the number of Company Stock subject to outstanding options granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion.

          11.06 The Committee shall have the complete power and authority to amend the Plan from time to time to the extent that such amendments are necessary and appropriate for the efficient administration of the Plan; however, in no event shall such authority extend to any amendment that would increase the cost of the Plan for the Company. The Board shall have the complete power and authority to terminate the plan. Further, to the extent necessary to comply with Section 423 of the Code (or any other successor rule or provision), the Company shall obtain stockholder approval in such a manner and to such a degree as so required. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

          11.07 The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time. Any benefits granted hereunder are not part of the Participant’s base salary, and shall not be considered as part of such salary for purposes of any other employee plan, program, policy or arrangement maintained by the Company or in the event of severance, redundancy or resignation. If the Participant’s employment is terminated for whatever reason, whether lawfully or unlawfully, the Participant shall not be entitled by way of damages for breach of contract, dismissal or compensation for loss of office or otherwise to any sum, shares or other benefits to compensate him or her for the loss or diminution in value of any actual or prospective right, benefits or expectation under or in relation to the Plan. Benefits granted under the Plan are entirely at the grace and discretion of the Company.

          11.08 All notices or other communications by a Participant to the Company shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

          11.09 The Company shall not be obligated to issue shares of Company Stock with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted.

          11.10 The Plan shall continue in effect through, and including October 1, 2013, unless terminated prior thereto pursuant to Section 11.07 hereof, or by the Board or the Committee, each of which shall have the right to extend the term of the Plan. Upon any discontinuance of the Plan, unless the Committee shall determine otherwise, any assets remaining in the Participant’s Accounts shall be delivered to the respective Participant (or the Participant’s legal representative) as soon as administratively practicable.

          11.11 To the extent permitted under Section 423 of the Code, the Committee may provide for such special terms for Participants who are foreign nationals, or who are employed by the Company or Subsidiary Corporation outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements, or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions will include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company, or which would cause the Plan to fail to meet the requirements of Section 423 of the Code.

          11.12 For the reasons described below, the Company and its affiliates may process sensitive personal data about each Participant. Such data may include but is not limited to: (a) personal data (e.g., name, address, telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, age, language skills, and employee number), (b) employment information (e.g., C.V. (or resume), wage history, employment references, job title, employment or severance contract, plan or benefit enrollment forms and elections, and option or benefit statements), and (c) financial information (e.g., wage and benefit information, personal bank account number, tax related information, and tax identification number). The Company may from time to time process and transfer this or other information for internal compensation and benefit planning (specifically, participation in the Plan). The legal persons for whom the Participant’s personal data is intended are the Company, and any outside Plan administrator or Administrator as selected by the Company from time to time, and any other person that the Company may find in its administration of the Plan appropriate. The Company shall ensure that all personal data and/or sensitive data transmitted shall be kept confidential and used only for legitimate Company purposes as described above.

          11.13 The Plan, all options granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to the principles of conflict of laws, except as superseded by applicable federal law.